LOAN # 1014701

ASSIGNMENT OF MORTGAGE

FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, the undersigned hereby sells grants, assigns, and transfers to:

S.K. Funding, LLC

630 Maplewood Dr., Suite 100

Jupiter, FL 33458

All beneficial interest under that certain Mortgage dated December 9, 2015 and executed by Eclipse Partners II, LLC, to Shepherd’s Finance, LLC, and recorded on December 15, 2015 Instrument Number 2015154148 of the official records of the Clerk of the Circuit Court, County of Sarasota, State of Florida describing land therein as:

AS DESCRIBED ON MORTGAGE REFERRED TO HEREIN

Together with the note or notes therein described or referred to guaranty agreements, loan agreements and all other collateral loan documents given by the borrower(s) and guarantor(s) and related to this loan #1014701the money due and to become due thereon with interest and all rights accrued or to be accrued under said Mortgage including any and all claims for relief or damages arising out of the note(s), Mortgage and any appraisals issued in connection therewith.

Executed this 11 day of December 2015.

Shepherd’s Finance, LLC, a Delaware limited liability company

/s/ Daniel M. Wallach	/s/ Barbara L. Harshman

Witness: Daniel M. Wallach	By: Barbara L. Harshman, Vice President of Operations

STATE OF FLORIDA

COUNTY OF DUVAL

On this _____day of__________ 2015, before me, a Notary Public in the State of Florida personally appeared Barbara L. Harshman, Vice President of Operations, to me personally known to be the person named in and who executed the same as his/her voluntary act and deed of Shepherd’s Finance, a Delaware limited liability company, for the uses and purposes therein named.

_________________________________________

Notary Public, State of Florida

My commission expires: ______________________

Prepared by:

Shepherd’s Finance

12627 San Jose Blvd., STE 203

Jacksonville, FL 32223